Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 21, 1999, included in this Form 10-K for the year ended December 31, 1998, into Indiana Bell Telephone Company, Incorporated's previously filed Registration Statement File No. 33-51027.




   ARTHUR ANDERSEN LLP


   Chicago, Illinois
   March 29, 1999